Exhibit 23.2




                       [ROWLES & COMPANY, LLP LETTERHEAD]



Board of Directors
Glen Burnie Bancorp


         We hereby consent to the use of our report dated March 8, 1996 on the consolidated financial statements of Glen Burnie Bancorp as of December 31, 1995 and for the two years then ended and to the references to our firm under the heading "Experts" in the prospectus included in Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-37073) being filed by the Company for its Dividend Reinvestment and Stock Purchase Plan and Stockholder Purchase Plan.


                                             ROWLES & COMPANY, LLP


January 9, 1998